UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       October 18, 2004
                                                --------------------------------



                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                   000-17962               43-1461763
  ------------------------------      ------------       -----------------------
 (State or other jurisdiction of      (Commission           (I.R.S. Employer
 incorporation or organization)       File Number)         Identification No.)

                4551 W. 107th Street, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement  communications   pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement  communications   pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.           Regulation FD Disclosure

     On October 18, 2004, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Names Rohan St. George as President of International Division." The release contained the following information.


FOR IMMEDIATE RELEASE
Contacts:
Laurie Ellison, Director of Communications (913) 967-2718
Carol DiRaimo, Vice President of Investor Relations (913) 967-4109


                 Applebee's International Names Rohan St. George
                     as President of International Division

     Overland Park, Kan., Oct. 18, 2004 - Applebee's International, Inc.'s (Nasdaq: APPB) chairman and chief executive officer Lloyd Hill today named Rohan St. George as president of the company's international division.

     St.  George  will lead the  company's  international  development  efforts.
Applebee's, the world's largest casual dining concept, currently has 53 restaurants in 10 international countries: Bahrain, Canada, Egypt, Greece, Honduras, Kuwait, Mexico, Qatar, Saudi Arabia and the United Arab Emirates. In addition, Applebee's restaurants are under construction in Ecuador and Brazil. Both are expected to open before year-end.

     "Rohan will work with Steve Lumpkin, our chief financial officer, to build our international base and increase our brand presence around the world," Hill said.

     Hill explained that he and the Board of Directors recently asked Lumpkin to assume accountability for the international division. Lumpkin was responsible for hiring St. George and now will work closely with him to build the international division into a long-term growth driver for Applebee's.

     "We believe there is significant potential outside our domestic borders for the Applebee's brand," Lumpkin said. "And, with his extensive world-wide experience, Rohan will be able to hit the ground running and quickly help Applebee's extend its presence to the international stage."

     Most recently, St. George served as managing director of Yum Restaurants International in Puerto Rico, the U.S. Virgin Islands and Venezuela. Prior to that, St. George was vice president of global operations for KFC, Pizza Hut and Taco Bell. In that role, St. George was responsible for the strategic leadership for 90 countries with 5,600 KFCs, 4,300 Pizza Huts and 250 Taco Bell restaurants.

     Prior  to  Yum   Restaurants,   St.  George  served   Pepsico   Restaurants
International in a variety of roles in Singapore, Hong Kong, the Philippines and Australia.


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

     St. George earned his bachelor of science and economics from the University of Madras. He and his wife, Julieanne, and their two children are relocating to the Kansas City area.

     "I am excited to join a fast-paced, results-oriented team that is serious and ready to grow internationally," St. George said. "I'm looking forward to helping build the international division into a strong growth engine for Applebee's."

     St. George, who begins with Applebee's on November 2, replaces Larry Cates, who is retiring.

                                      # # #

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. There are more than 1,600 Applebee's restaurants operating system-wide in 49 states and 10 international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).


     Certain statements contained in this release are forward-looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the ability of its franchisees to obtain financing, the continued growth of its franchisees, and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry, and the company's ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on Feb. 11, 2004. The company disclaims any obligation to update these forward-looking statements.




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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    October 18, 2004                  By: /s/  Steven K. Lumpkin
         ---------------------                 ------------------------
                                               Steven K. Lumpkin
                                               Executive Vice President and
                                               Chief Financial Officer



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